Exhibit 99.1


                    Banknorth to Webcast Annual Meeting

PORTLAND, Maine -- (Business Wire) -- April 22, 2004 - Banknorth Group, Inc. (NYSE: BNK) will webcast its Annual Meeting at 10:30 a.m., April 27, 2004.
The webcast is available at the Company's website, www.banknorth.com, Investor Relations.

The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Intuitional investors can access the call via CCBN's password protected event management site, StreetEvents (www.streetevents.com).

Banknorth is a $26.5 billion banking and financial services holding company headquartered in Portland, Maine with operations throughout New England (except Rhode Island) and in upstate New York.

Contact:  Banknorth Group, Inc.
Brian Arsenault, 207-761-8517
Barsenault@banknorth.com

SOURCE:  Banknorth Group, Inc.

For more information call 800-462-3666.